Exhibit 99.1

Tucows Inc. To Acquire eNom from Rightside

-- Combined Entity Will Be The Second Largest Domain Registrar In The World --

TORONTO, January 20, 2017 - Tucows Inc. (NASDAQ:TCX, TSX:TC), a provider of network access, domain names and other Internet services, announced that it has signed a definitive agreement to acquire wholesale domain name registrar eNom from Rightside Group, Ltd. (NASDAQ: NAME). The transaction is expected to close later today.

Tucows will pay $83.5 million and the transaction is expected to be immediately accretive to earnings. The acquisition will be funded through an amendment increasing Tucows’ existing credit facility to a total of $140 million.

The acquisition of eNom will add 14.5 million domains under management and 28,000 active resellers. That will give Tucows a total network of over 40,000 resellers globally and 29 million domains under management, making it the second largest domain registrar in the world.

“For years, eNom and OpenSRS have been the two leading registrars primarily focused on the needs of resellers. This focus means these businesses fit very well together,” said David Woroch, Tucows’ Executive Vice President of Domains. “The acquisition keeps eNom resellers where they will be well understood, well valued and well served and creates tremendous value for Tucows and resellers on both sides through efficiency and scale.”

Elliot Noss, Tucows’ CEO added, “This industry has changed so much since Tucows and eNom each launched wholesale registrar services over fifteen years ago and .com, .net and .org essentially represented the namespace. It is a lot more challenging and complex now. At the same time, it is more mature and much more competitive. Scale is absolutely critical. This is a rare deal that gives Tucows and its investors exactly that while offering an immediate cash on cash return.”

NOTE TO INVESTORS: We know that releasing this transaction on a Friday morning, especially this particular Friday morning, is not ideal. We apologize for that. These things sometimes cannot be helped.

Conference Call
Tucows management will host a conference call today, Friday, January 20, 2017 at 11 am (ET) to discuss this announcement. Participants can access the conference call by dialing (888) 231-8191 or (647) 427-7450 or via the Internet at http://www.tucows.com/investors.

For those unable to participate in the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial 1-855-859-2056 or 416-849-0833 and enter the passcode 56195754 followed by the pound key. The telephone replay will be available until January 27, 2017 at midnight ET. To access the archived conference call as an MP3 via the Internet, go to http://www.tucows.com/investors.

About Tucows
Tucows is a provider of network access, domain names and other Internet services. Ting (https://ting.com) delivers mobile phone service and fixed Internet access with outstanding customer support. OpenSRS (http://opensrs.com) manages nearly 15 million domain names and millions of value-added services through a global reseller network of over 13,000 web hosts and ISPs. Hover (http://hover.com) makes it easy for individuals and small businesses to manage their domain names and email addresses. More information can be found on Tucows’ corporate website (http://tucows.com).

About Rightside

Rightside® inspires and delivers new possibilities for consumers and businesses to define and present themselves online. The company, with its affiliates, is a leading provider of domain name services, offering one of the industry’s most comprehensive platforms for the discovery, registration, usage, and monetization of domain names. Headquartered in Kirkland, WA, Rightside has offices in North America, Europe, and Australia. For more information please visit www.rightside.co.

This news release contains forward-looking statements related to the acquisition, including, without limitation, the expected closing of the acquisition, the expectation that the transaction will be immediately accretive to earnings, the funding through an increase under Tucows’ existing credit facility, and the effect of the acquisition. Such statements are based on management’s current expectations and are subject to a number of uncertainties and risks, which could cause actual results to differ materially from those described in the forward-looking statements. Information about potential factors that could affect Tucows’ business, results of operations and financial condition is included in the Risk Factors sections of Tucows’ filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to Tucows as of the date of this document, and except to the extent Tucows may be required to update such information under any applicable securities laws, Tucows assumes no obligation to update such forward-looking statements.

TUCOWS® is a registered trademark of Tucows Inc. or its subsidiaries. All other trademarks and service marks are the properties of their respective owners.

Media Contact:

Gustavo Arruda

garruda@tucows.com

Investor Contact:

Lawrence Chamberlain

416-848-1457

lchamberlain@national.ca